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                                                                     EXHIBIT 1.1


                   TEXAS CAPITAL BANCSHARES STATUTORY TRUST I

                                   $10,000,000
                        Floating Rate Capital Securities
           (Liquidation Amount $1,000.00 per Trust Preferred Security)


            Fully and Unconditionally Guaranteed as to Distributions
                              and Other Payments by
                         TEXAS CAPITAL BANCSHARES, INC.


                               PLACEMENT AGREEMENT

                                                                Atlanta, Georgia
                                                               November 19, 2002

SunTrust Capital Markets, Inc.
303 Peachtree Street, NE
23rd Floor, Mail Code 3947
Atlanta, Georgia  30308

Ladies and Gentlemen:

         Texas Capital Bancshares, Inc., a bank holding company incorporated in the State of Delaware (the "Company") and Texas Capital Bancshares Statutory Trust I, a Connecticut statutory trust (the "Trust"), propose, subject to the terms and conditions stated herein, to issue and sell $10,000,000 of Floating Rate Capital Securities of the Trust (the "Capital Securities"), having a stated liquidation amount of $1,000 per Capital Security and bearing a variable distribution rate per annum, reset quarterly, equal to 3-Month LIBOR (as defined in the Indenture (as defined below)) plus 3.35% (the "Coupon Rate"). SunTrust Capital Markets, Inc. (the "Placement Agent") is acting as the exclusive agent of the Company and the Trust in connection with the offering of the Capital Securities.

         The Capital Securities will be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the provisions and limitations of the Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date specified in Section 3 hereof and executed and delivered by the Company and State Street Bank & Trust Company of Connecticut, National Association, a national banking association ("State Street Bank"), as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Capital Securities. The entire proceeds from the sale by the Trust to the holders of the Capital Securities will be combined with the entire proceeds from the sale by


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the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase $10,310,000 in principal amount of the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032 of the Company (the "Debentures"). The Capital Securities and the Common Securities of the Trust will be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration of Trust"), to be dated as of the Closing Date among the Company, as sponsor, the Administrator(s) named therein (the "Administrators") and State Street Bank (the "Property Trustee"). The Debentures will be issued pursuant to an Indenture, to be dated as of the Closing Date (the "Indenture"), between the Company and State Street Bank, as trustee (the "Indenture Trustee").

         The Capital Securities, the Common Securities and the Debentures are collectively referred to herein as the "Securities." This Agreement, the Indenture, the Declaration of Trust, the Securities Guarantee Agreement, the Capital Securities Subscription Agreement (as defined below) and the Securities are referred to collectively as the "Operative Documents." Capitalized terms used herein without definition have the respective meanings specified in the Declaration of Trust.

         The Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

         1. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Placement Agent and the Purchaser (as defined in Section 2 hereof) as set forth below in this Section 1.

         (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

         (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

         (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any "directed selling efforts" with respect to the Securities within the meaning of Regulation S.

         (e) Neither the Company nor the Trust is, nor after giving effect to the offering and sale of the Securities will be, an "investment company" or an entity "controlled" by an "investment company," required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").



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         (f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

         (g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Statutory Trust Act") with the power and authority to own property and to conduct the business contemplated by the Declaration of Trust and to enter into and perform its obligations under the Operative Documents. The Trust does not need to qualify to transact business as a foreign entity in the State of Texas and is not qualified to do so in any other jurisdiction. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         (h) The Declaration of Trust has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee, be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) ("Bankruptcy and Equity"). Each of the Administrators of the Trust is an employee or a director of the Company or a financial institution subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Declaration of Trust.

         (i) Each of the Guarantee Agreement and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

         (j) The Capital Securities and the Common Securities have been duly authorized by the Trust pursuant to the Declaration of Trust and, when issued, executed and authenticated in accordance with the Declaration of Trust and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, each in accordance with this Agreement, the Declaration of Trust and the Capital Securities Subscription Agreement and the common securities subscription agreement, respectively, will be validly issued and represent undivided beneficial interests in the assets of the Trust. The issuance of the Capital Securities or the Common Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.



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         (k) The Debentures have been duly authorized by the Company and, at the
Closing Date, will have been duly executed and delivered to the Indenture
Trustee for authentication in accordance with the Indenture and the debenture subscription agreement, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

         (l) This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

         (m) The Trust, to the knowledge of the Administrators, is not in violation of any provision of the Statutory Trust Act and when executed and delivered will not be in violation of the Declaration of Trust. The execution, delivery and performance of the Operative Documents to which it is a party by the Company or the Trust, and the consummation of the transactions contemplated herein or therein, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not reasonably be expected to have an adverse effect on the consummation of the transactions contemplated herein or therein or an adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"), nor will such action result in any violation of the Declaration of Trust or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body.

         (n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

         (o) Each of the Company's significant subsidiaries listed in Schedule 1 (as defined in Section 1-02 of Regulation S-X under the Securities Act) (the "Subsidiaries") has been duly incorporated or chartered, as applicable, and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification except where the failure of such Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.



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         (p) The Company and each of its Subsidiaries have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorizations, approvals, orders, licenses, certificates or permits which, if the failure to be so licensed or approved or if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders and consents, the violation of which would have a Material Adverse Effect.

         (q) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the year ended December 31, 2001 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the nine months ended September 30, 2002 (the "Interim Financial Statements") provided to the Placement Agent are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. Such consolidated financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder as in effect on the date of this Agreement.

         (r) The Company's report on FR Y-9C dated September 30, 2002 provided to the Placement Agent is the most recent available such report and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries as of the dates described therein.

         (s) Since the respective dates of the Financial Statements, the Interim Financial Statements and the FR Y-9C, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and its subsidiaries, taken as a whole.

         (t) Except as previously disclosed to the Placement Agent in writing, neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, the effect of which violation or default in performance or observance would have a Material Adverse Effect.



                                       5
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         (u) The Company is duly registered as (i) a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), or (ii) a savings and loan holding company under the Home Owners' Loan Act of 1934, as amended, and the regulations of the Office of Thrift Supervision, and the deposit accounts of the Company's subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance is pending or, to the knowledge of the Company, threatened.

         (v) Except as previously disclosed to the Placement Agent in writing, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Declaration of Trust and the Guarantee, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect.

         (w) Neither the Company nor any of its Subsidiaries is subject to or party to, or has received any notice or advice that any of them may become subject to any investigation with respect to, any cease-and-desist order, agreement, consent decree, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner has an adverse effect on their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agent with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries which, in the reasonable judgement of the Company, is expect to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or its Subsidiaries.

         (x) Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

         (y) The Company has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay


                                       6
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dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with, or junior in interest to, the Debentures.

         2. Sale of the Capital Securities. Subject to the terms and conditions, and in reliance upon the representations and warranties herein set forth, the Company and the Trust jointly and severally hereby appoint SunTrust Capital Markets, Inc., a Tennessee corporation, as placement agent, and the Placement Agent hereby accepts such appointment, to act as the agent of the Company and the Trust, in connection with the offering of the Capital Securities contemplated hereby, for the purpose of soliciting offers from and sales of the Capital Securities to the Purchaser (as defined below). The Placement Agent agrees to use its best efforts, subject to the terms and conditions of this Agreement, on or prior to the Closing Date, to effect such placement of the Capital Securities with an aggregate stated liquidation amount of $10,000,000 at a purchase price equal to 100% of the stated liquidation amount thereof.

         The Company and the Trust propose to issue and sell the Capital Securities on the Closing Date to STI Investment Management, Inc., a Delaware corporation (the "Purchaser"), pursuant to the terms of the Capital Securities Subscription Agreement, to be entered into on the Closing Date (the "Capital Securities Subscription Agreement"), between the Company, the Trust and the Purchaser. The Company and the Trust agree to execute the Capital Securities Subscription Agreement with the Purchaser and to return the same to the Placement Agent. In addition, the Company and the Trust agree that the Purchaser shall be entitled to the benefit of, and to rely on, the provisions of this Agreement to the extent such provisions address or relate to the Purchaser or the Capital Securities to be purchased by the Purchaser. No Placement Agent shall, in fulfilling its obligations hereunder, act as an underwriter for the Capital Securities nor is in any way obligated, directly or indirectly, to advance its own funds to purchase any Capital Securities.

         If the sale and delivery of the Capital Securities as provided herein is consummated, the Company will pay to the Placement Agent on the Closing Date a commission per Capital Security equal to 2.5% of the stated liquidation amount thereof. Any payment pursuant to this Section 2 shall be delivered to State Street Bank or such other person designated by the Placement Agent on the Closing Date.

         The distribution rate of the Capital Securities, as of the date hereof, is the Coupon Rate. Under certain circumstances, the distribution rate of the Capital Securities may be reduced pursuant to a written agreement among the Placement Agent, the Purchaser and the Company made prior to the Closing Date.

         3. Delivery and Payment. Delivery of and payment for the Capital Securities shall be made at 10:00 a.m. Boston, Massachusetts time, on November 19, 2002, or such later date as the Placement Agent shall designate in writing, which date and time may be postponed by agreement between the Placement Agent, on the one hand, and the Company and the Trust, on the other hand (such date and time of delivery and payment for the Capital Securities being herein called the "Closing Date"); provided, that the Closing Date may be no later than 60 days from the date hereof.



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         Delivery of the Capital Securities shall be made at such location, and in such names and denominations, as the Placement Agent shall designate at least one business day in advance of the Closing Date. The Company and the Trust agree to have the Capital Securities available for inspection and checking by the Placement Agent in Atlanta, Georgia, not later than 1:00 p.m. on the business day prior to the Closing Date. The closing for the purchase and sale of the Capital Securities shall occur at the offices of Powell, Goldstein, Frazer & Murphy LLP, 16th Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other place as the parties hereto shall agree.

         4. Representations of the Placement Agent. The Placement Agent represents to the Company and the Trust that:

         (a) SunTrust Capital Markets, Inc. is a corporation, validly existing and in good standing under the laws of the State of Tennessee, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. SunTrust Capital Markets, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of SunTrust Capital Markets, Inc.

         (b) The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to Bankruptcy and Equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         (c) In the case of the offer and sale of the Capital Securities, no form of general solicitation or general advertising was used by the Placement Agent or its representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Placement Agent nor its representatives have engaged or will engage in any "directed selling efforts" within the meaning of Regulation S with respect to the Capital Securities.

         (d) The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Capital Securities for its own account and that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws.

         (e) The Placement Agent has not offered or sold and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S, or (ii) to those the Placement Agent reasonably believes are "accredited investors" (as defined in Rule 501 of Regulation D), or (iii) in any other manner that does not require


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registration of the Capital Securities under the Securities Act. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that such sale is being made in reliance on an exemption under the Securities Act and that future transfers will not be made except in compliance with applicable securities laws.

         (f) Neither the Placement Agent nor its representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Capital Securities without the prior written consent of the Company or the Trust, as applicable.

         5. Covenants of the Company and the Trust. The Company and the Trust agree with the Placement Agent and the Purchaser that:

         (a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts to cause their representations and warranties contained in Section 1 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

         (b) The Company, the Trust and their affiliates shall not nor shall any of them permit any person acting on their behalf (other than the Placement Agent), to directly or indirectly (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Capital Securities, the Debentures or the Guarantee or (ii) make offers or sales of the Capital Securities, Debentures or the Guarantee or solicit offers to buy any such security, under circumstances that would require the registration of any of such securities under the Securities Act.

         (c) The Trust shall use the proceeds from the sale of the Capital Securities solely for the purpose of purchasing the Debentures from the Company.

         (d) The Company or the Trust shall not engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

         (e) In connection with any offer or sale of any of the Securities, the Company or the Trust shall not, nor shall either of them permit any of their affiliates or any person acting on their behalf to, (other than the Placement Agent) (i) engage in any "directed selling efforts" within the meaning of Regulation S, or (ii) engage in any form of general solicitation or general advertising (as defined in Regulation D).

         (f) So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Trust will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b)
under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Offerors pursuant to this
Section 5(f) will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) Within 50 days of the end of each calendar year quarter and within 100 days of the end of each calendar year during which the Debentures are issued and outstanding, the Company shall submit to SunTrust Capital Markets, Inc. a completed quarterly report in the form attached hereto as Annex A. The Company and the Trust acknowledge and agree that State Street Bank and its successors and assigns is a third party beneficiary of this Section 5(g).

         (h) The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Capital Securities and any taxes payable in connection therewith, including legal fees of the Placement Agent, and (ii) the fees and expenses of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, including legal fees of State Street Bank's counsel.

         6. Conditions to the Obligations of the Placement Agent. The Placement Agent's obligations to use its best efforts to procure subscription and payment for the Capital Securities and the Purchaser's obligations on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust contained herein as of the date and time that this Agreement is executed (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company and the Trust made in any Capital Securities pursuant to the provisions hereof, to the performance by the Company and the Trust of their obligations hereunder and to the following additional conditions:

         (a) The Company shall have furnished to the Placement Agent the opinion of Patton Boggs, LLP, special counsel to the Company, dated the Closing Date, addressed to the Placement Agent and the Purchaser, in substantially the form set out in Annex B hereto.

         (b) The Placement Agent and the Purchaser shall have received the opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Placement Agent and the Purchaser, dated the Closing Date, in substantially the form set out in Annex C hereto.

         (c) The Placement Agent shall have received the opinion of Bingham McCutchen LLP, special Connecticut counsel for the Trust, dated the Closing Date, in substantially the form set out in Annex D hereto.

         (d) The Placement Agent shall have received the opinion of Bingham McCutchen LLP, counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, dated the Closing Date addressed to the Placement Agent, in substantially the form set out in Annex E hereto.

         (e) The Company shall have furnished to the Placement Agent a certificate of the Company, signed by the President, and by the Treasurer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company had complied in all material respects with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) since the date of the most recent financial statements provided to the Placement Agent, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business.

         (f) Subsequent to the Execution Time there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, is, in the Placement Agent's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Capital Securities.

         (g) Prior to the Closing Date, the Company and the Trust shall have furnished to the Placement Agent and to the Purchaser such further information, certificates and documents as the Placement Agent, may reasonably request.

         (h) At the Closing Date, each of the Operative Documents shall have been duly authorized, executed and delivered by each party thereto, and copies thereof shall have been delivered to the Placement Agent.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agent, this Agreement and all the Placement Agent's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Placement Agent. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

         7. Conditions to the Obligations of the Company and the Trust. The obligations of the Company and the Trust to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Placement Agent contained herein as of the Execution Time and Closing Date and to the following further conditions:

                  (a) The Company shall have received the opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Placement Agent and the Purchaser, dated the Closing Date, in substantially the form set out in Annex C hereto.

                  (b) The Company and Trust shall have received the opinion of Bingham McCutchen LLP, special Connecticut counsel for the Trust, dated the Closing Date, in substantially the form set out in Annex D hereto.

                  (c) The Company and the Trust shall have received the opinion of Bingham McCutchen LLP, counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, dated the Closing Date, in substantially the form set out in Annex E hereto.

                  (d) At the Closing Date, each of the Operative Documents to be executed by parties other than the Company and Trust shall have been duly authorized, executed and delivered by each such other party, and copies thereof shall have been delivered to the Company.

         8. Reimbursement of Expenses of the Placement Agent. If the sale of the Capital Securities provided for herein is not consummated because any condition set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a breach by the Placement Agent, the Company will reimburse the Placement Agent upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Placement Agent in connection with the proposed offering of the Capital Securities.

         9. Indemnification and Contribution. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Placement Agent and the Purchaser and their respective directors, officers, employees and agents and each person who controls the Placement Agent or the Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statement of a material fact which, as of the date such statement was made, was untrue and contained in any information (whether oral or written) or documents furnished or made available to the Placement Agent or the Purchaser by the Company or the Trust, or their respective representatives, pursuant to the due diligence request form provided by the Purchaser in connection with the transactions contemplated herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

         (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under
Section 9(a) hereunder.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action).

         (d) In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the

Company, the Trust and the Placement Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Trust and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and by the Placement Agent on the other from the offering of the Securities; provided, however, that in no case shall the Placement Agent be responsible for any amount in excess of the purchase discount or commission applicable to the Capital Securities purchased hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Trust and the Placement Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Trust shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Placement Agent shall be deemed to be equal to the total commissions specified in Section 2. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Trust on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Trust and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, the Purchaser, each person who controls the Placement Agent or the Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Placement Agent or the Purchaser shall have the same rights to contribution as the Placement Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer and director of the Company and each Administrator of the Trust shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         10. Termination This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company and the Trust prior to delivery of and payment for the Capital Securities, if prior to such time (i) there has occurred any Material Adverse Effect, or (ii) trading in any of the Company's securities shall have been suspended by the Commission or the exchange upon which the Company's securities are traded, if any, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or Texas authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the

Placement Agent's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Capital Securities.

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company or the Trust or any of the officers, directors or trustees, administrators, controlling persons, and will survive delivery of and payment for the Capital Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Placement Agent, will be mailed, delivered or telecopied and confirmed to at 303 Peachtree Street, N.E., 23rd Floor, Mail Code 3947, Atlanta, Georgia 30308, attention of the Legal Department; if sent to the Company or the Trust, will be mailed, delivered or telecopied, and confirmed to it at 2100 McKinney Avenue, Suite 900, Dallas, Texas 75201.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons, and no other person will have any right or obligation hereunder.

         14. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         15. Counterparts. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Company, the Trust and the Placement Agent to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a signature page.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust and the Placement Agent.

                                           Very truly yours,

                                           TEXAS CAPITAL BANCSHARES, INC.

                                           By:     /s/ RALEIGH HORTENSTINE III
                                               ---------------------------------
                                           Name:       Raleigh Hortenstine III
                                                --------------------------------
                                           Title:      President
                                                 -------------------------------

                                           TEXAS CAPITAL BANCSHARES
                                           STATUTORY TRUST I

                                           By: /s/ GREGORY B. HULTGREN
                                               ---------------------------------
                                           Name:   Gregory B. Hultgren
                                                --------------------------------
                                           Title:      Administrator
                                                  ------------------------------

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SunTrust Capital Markets, Inc.


By: /s/ WILLIAM HERRELL
    ---------------------------
Name:   William Herrell
Title:      Director

                                                                      SCHEDULE 1



                        LIST OF SIGNIFICANT SUBSIDIARIES



            Texas Capital Bank, National Association

                                                                         ANNEX A

                            FORM OF QUARTERLY REPORT

SunTrust Capital Markets, Inc.
303 Peachtree Street, NE
23rd Floor, Mail Code 3947
Atlanta, Georgia 30308


TEXAS CAPITAL BANCSHARES, INC.
As of [MARCH 30, JUNE 30, SEPTEMBER 30 OR DECEMBER 31], 20__.*



Tier 1 Capital to Risk Weighted Assets
                                                                        --------

Ratio of Double Leverage
                                                                        --------

Non-Performing Assets to Loans and OREO
                                                                        --------

Ratio of Reserves to Non-Performing Loans
                                                                        --------

Ratio of Net Charge-Offs to Loans
                                                                        --------

Return on Average Assets
                                                                        --------

Net Interest Margin
                                                                        --------

Efficiency Ratio
                                                                        --------

Ratio of Loans to Assets
                                                                        --------

Ratio of Loans to Deposits
                                                                        --------

Total Assets                                                            $
                                                                        --------

Year to Date Net Income                                                 $
                                                                        --------

----------

*A table describing the quarterly report calculation procedures is provided on page A-2.

REPORT ITEM                             CORRESPONDING FRY-9C OR LP LINE ITEMS    DESCRIPTION OF CALCULATION
-----------                             -------------------------------------    --------------------------
"Tier 1 Capital" to Risk Weighted       (BHCK8274/BHCKA223)                      Tier 1 Risk Ratio:  Core Capital (Tier
Assets                                                                           1)/Risk-Adjusted Assets.

Ratio of Double Leverage                (BHCP3239+BHCP1273+BHCP0201)/(BHCP3210-  Total-equity investments (plus goodwill and
                                        BHCP3164-BHCP3165-BHCP3163-BHCP3238-     intangibles) in subsidiaries divided by the total
                                        BHCP4485-BHCP0087-BHCP0536-BHCP0202-     equity capital.  This field is calculated at the
                                        BHCP0203)                                parent company level.  "Subsidiaries" include
                                                                                 bank, bank holding company, and nonbank
                                                                                 subsidiaries.

Non-Performing Assets to Loans and      (BHCK5525-BHCK3506+BHCK5526-BHCK3507+    Total Nonperforming Assets (NPLs + Foreclosed Real
OREO                                    BHCK2744)/(BHCK2122+BHCK2744)            Estate + Other Nonaccrual & Repossessed
                                                                                 Assets)/Total Loans + Foreclosed Real Estate.

Ratio of Reserves to Non-Performing     (BHCK3123+BHCK3128)/(BHCK5525-BHCK3506+  Total Loans Loss and Allocated Transfer Risk
Loans                                   BHCK5526-BHCK3507)                       Reserves/Total Nonperforming Loans (Nonaccrual +
                                                                                 Restructured).

Ratio of Net Charge-Offs to Loans       (BHCK4635-BHCK4605)/(BHCK3516)           Net chargeoffs for the period as a percentage of
                                                                                 average loans.

Return on Assets                        (BHCK4340/BHCK3368)                      Net Income as a percentage of Assets.

Net Interest Margin                     (BHCK4519)/(BHCK3402+BHCKB985)           (Net Interest Income Fully Taxable Equivalent, if
                                                                                 available / Average Earning Assets).

Efficiency Ratio                        (BHCK4093)/(BHCK4519+BHCK4079)           (Noninterest Expense less Foreclosed Property
                                                                                 Expense and Amortization of Intangibles
                                                                                 Expense)/(Net Interest Income Fully Taxable
                                                                                 Equivalent, if available, plus Noninterest Income)

Ratio of Loans to Assets                (BHCKB529/BHCK2170)                      Total Loans & Leases (Net of Unearned Income and
                                                                                 Gross of Reserve)/Total Assets

Ratio of Loans to Deposits              (BHCKB529)/(BHDM6631+BHDM6636+BHFN6631+  Total Loans & Leases (Net of Unearned Income &
                                        BHFN6636)                                Gross of Reserve)/Total Deposits (Includes
                                                                                 Domestic and Foreign Deposits)

Total Assets                            (BHCK2170)                               The sum of total assets.  Includes cash and
                                                                                 balances due from depository institutions;
                                                                                 securities; federal funds sold and securities
                                                                                 purchased under agreements to resell; loans and
                                                                                 lease financing receivables; trading assets;
                                                                                 premises and fixed assets; other real estate
                                                                                 owned; investment in unconsolidated subsidiaries
                                                                                 and associated companies; customer's liability on
                                                                                 acceptances outstanding; intangible assets; and
                                                                                 other assets.

Net Income                              (BHCK4300)                               The sum of income (loss) before extraordinary items
                                                                                 and other adjustments and extraordinary items;
                                                                                 other adjustments, net of income taxes.

                                                                         ANNEX B

                         FORM OF COMPANY COUNSEL OPINION



                                November 19, 2002



SunTrust Capital Markets, Inc.
303 Peachtree Street, NE
23rd Floor, Mail Code 3947
Atlanta, Georgia  30308


STI Investment Management, Inc.
2202 Polly Drummond Office Park
Newark, Delaware 19711

Ladies and Gentlemen:

            We have acted as counsel to Texas Capital Bancshares, Inc. (the "Company"), a Delaware corporation in connection with a certain Placement Agreement, dated November 19, 2002 (the "Placement Agreement"), between the Company and Texas Capital Bancshares Statutory Trust I (the "Trust"), on one hand, and SunTrust Capital Markets, Inc. (the "Placement Agents"), on the other hand. Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to STI Investment Management, Inc. (the "Purchaser"), $10,000,000 aggregate principal amount of Floating Rate Capital Securities (liquidation amount $1,000.00 per capital security) (the "Capital Securities"), which Capital Securities are guaranteed on a subordinated basis by the Company to the extent set forth in the Guarantee Agreement dated November 19, 2002, between the Company and the Guarantee Trustee named therein (the "Guarantee Agreement"). The Trust is purchasing, with the proceeds of the Capital Securities and 310 Common Securities (the "Common Securities"), $10,310,000 aggregate principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures due November 19, 2032 (the "Debentures") of the Company issued pursuant to an Indenture dated as of November 19, 2002 (the "Indenture"), between the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Indenture Trustee").

            Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them in the Placement Agreement.

            The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of Delaware.

            We have made such investigations of law as, in our judgment, were necessary to render the following opinions. We have also reviewed (a) the Company's Articles of Incorporation, as amended, and its Bylaws, as amended; and
(b) such corporate documents, records, information and certificates of the Company and its subsidiaries, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to certain facts material to our opinions, we have relied, with your permission, upon statements, certificates or representations, including those delivered or made in connection with the above-referenced transaction, of officers and other representatives of the Company and its subsidiaries and the Trust after discussing the contents thereof with such officers.

            In rendering the opinions expressed below, we have assumed, without verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with authentic original documents of all documents submitted to us as copies, and (iv) the legal capacity of all natural persons. We have assumed (except to the extent set forth in our opinions below as to the Company) (a) that all parties to, or that have otherwise executed, the Operative Documents have been duly organized or formed, as the case may be, and are in good standing under the laws of their respective jurisdictions of organization or formation, as the case may be, and have full power, corporate or other, to enter into and perform all obligations thereunder and (b) the due authorization by all requisite action, corporate or otherwise, and execution delivery by such persons of such documents.

            Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:

            1. The Company is validly existing and in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Significant Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects.

            2. The issuance, sale and delivery of the Capital Securities and the Debentures in accordance with the terms and conditions of the Placement Agreement and the other Operative Documents has been duly authorized by all necessary actions of the Company. The shareholders of the Company have no preemptive rights under the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement or other instrument to which the Company is a party or by which the Company may be bound.

            3. The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement, and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

            4. Each of the Indenture, the Declaration of Trust and the Guarantee Agreement has been duly authorized, executed and delivered by the Company. Each of the Indenture and the Guarantee Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

            5. The Debentures have been duly authorized for issuance by the Company, and the Debenture issued and delivered by the Company to the Trust on this date has been duly executed and delivered by the Company and, assuming due authentication by the Indenture Trustee under the Indenture, is entitled to the benefits of the Indenture and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            6. The execution, delivery and performance of the Placement Agreement and the other Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the other Operative Documents do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries pursuant to, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (i) the articles of incorporation or charter, bylaws or other governing documents of the Company or the Significant Subsidiaries, or (ii) to our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument known to us to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (iii) any order, decree, judgment. franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or the Significant Subsidiaries or any of their respective properties which, in each case, is material to the Company and the Significant Subsidiaries on a consolidated basis.

            7. Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including without limitation, any court, governmental body or authority) is required under the laws of the State of Delaware in connection with the offer and sale of the Capital Securities as contemplated by the Placement Agreement and the other Operative Documents.

            8. To our knowledge, (i) neither the Company nor any of the Significant Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation or Charter, Bylaws or other governing documents, and (ii) no action, suit or proceeding is pending or threatened against the Company or any of the Significant Subsidiaries, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Placement Agreement and the other Operative Documents or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and its subsidiaries on a consolidated basis.

            9. Assuming the accuracy of the representations of the Company, the Placement Agent and the Purchaser in the respective Operative Documents, it is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debentures and the Guarantee Agreement (or the Guarantee) to the Purchaser pursuant to the Subscription Agreement to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

            10. Neither the Company nor the Trust is or after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in the Placement Agreement will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended.

            Our opinions set forth herein are limited by the following exceptions and qualifications:

            (A) The opinions expressed in the first two sentences of numbered paragraph 1 of this Opinion Letter are based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Significant Subsidiaries.

            (B) As used in paragraph 1 of this Opinion Letter, the term "in good standing" shall mean (i) when used in connection with a corporation, that all filings and registrations required to have been made by such corporation under the Delaware General Corporation Law have been made and that all filing fees that are due and payable in connection therewith have been paid, and (ii) when used in connection with a bank, that all filings and registrations required to have been made by such bank under the [APPLICABLE FINANCIAL CODE] have been made and that all filing fees that are due and payable in connection therewith have been paid.

            (C) We have assumed for purposes of this Opinion Letter that all the documents as to which we have opined with respect to enforceability constitute the legal, valid and binding obligations of the parties thereto other than the Company.

            (D) Our opinions regarding the legality, validity, binding effect or enforceability of each of the Placement Agreement and Subscription Agreement are subject to and limited by: (i) bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors, generally; (ii) the effect of general principles of equity, whether applied by a court of law or equity, including the discretionary nature of equitable remedies; (iii) the possible unenforceability, as contrary to public policy, of provisions regarding indemnities for violations of securities laws; and (iv) the possible unavailability of certain remedies in the case of a non-material breach.

            (E) Our opinions regarding the legality, validity, binding effect or enforceability of each of the Indenture, the Declaration of Trust, the Guarantee Agreement and the Debentures are subject to and limited by: (i) bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors, generally; and (ii) the effect of general principles of equity, whether applied by a court of law or equity, including the discretionary nature of equitable remedies.

            With respect to any matters indicated herein to be limited to our knowledge (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge which attorneys who are members of or are employed by this firm have obtained solely in connection with the representation of the Company with respect to the offering of the Capital Securities and the other transactions contemplated by the Placement Agreement.

            With respect to the foregoing opinions, we do not express any opinions as to the laws of the states of Connecticut or New York and have assumed, with your approval and without rendering any opinion to such effect, that the laws of the State of New York are substantively identical to the laws of the State of Delaware, without regard to conflict of law provisions.

            This opinion is rendered to you solely pursuant to Section 6(a) of the Placement Agreement. As such, it may be relied upon by you only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.



                                                       Very truly yours,

                                                       PATTON BOGGS LLP

                                                                         ANNEX C

Pursuant to Section 6(b) of the Placement Agreement, counsel to the Placement Agent and the Purchaser shall deliver an opinion in substantially the following form:


Texas Capital Bancshares, Inc.
2100 McKinney Avenue, Suite 900
Dallas, Texas 75201


SunTrust Capital Markets, Inc.
303 Peachtree Street, NE
23rd Floor, Mail Code 3947
Atlanta, Georgia 30308


STI Investment Management, Inc.
2202 Polly Drummond Office Park
Newark, Delaware 19711


Ladies and Gentlemen:

            We have acted as counsel to SunTrust Capital Markets, Inc. (the "Placement Agent"), a Tennessee corporation, and STI Investment Management, Inc. (the "Purchaser"), a Delaware corporation, in connection with the Purchaser's purchase of $10,000,000 Floating Rate Capital Securities (liquidation amount $1,000 per capital security) (the "Capital Securities") to be issued by Texas Capital Bancshares Statutory Trust I (the "Trust"). The Capital Securities represent undivided beneficial ownership interests in the corpus of the Trust, including but not limited to the $10,310,000 in aggregate principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032 (the "Debentures") of Texas Capital Bancshares, Inc. (the "Company"). This opinion letter is furnished pursuant to Section 6(b) of the Placement Agreement dated November 19, 2002, between the Company, the Trust and the Placement Agent.

            In arriving at the opinions expressed below we have examined executed copies of (i) the Amended and Restated Declaration of Trust of the Trust dated the date hereof (the "Declaration of Trust") and (ii) the Indenture relating to the issuance of the Debentures dated the date hereof (the "Indenture") (together, the "Operative Documents"). In addition, we have relied on the representations of the Company contained in its letter dated as of the date hereof and delivered to us in connection with the issuance of our opinions expressed below. In our review of documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of facts contained therein. We have also made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.

            Based on and subject to the foregoing and such further qualifications as set forth below, it is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with their terms:

1. the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association that is taxable as a corporation, and

2. the Debentures will be treated for United States federal income tax purposes as indebtedness of the Company.

            Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. Our opinion herein is limited to the federal income tax laws of the United States of America.

            This opinion is rendered to you solely pursuant to Section 6(b) of the Placement Agreement. As such, it may be relied upon by you only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.



                                         Very truly yours,



                                         POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                                                         ANNEX D
                                                                   TRUST OPINION


                       FORM OF CONNECTICUT COUNSEL OPINION


TO THE PARTIES LISTED
ON SCHEDULE I HERETO

Ladies and Gentlemen:

            We have acted as special counsel in the State of Connecticut (the "State") for Texas Capital Bancshares Statutory Trust I (the "Trust"), a Connecticut statutory trust formed pursuant to the Amended and Restated Declaration of Trust (the "Declaration of Trust") dated as of the date hereof, among Texas Capital Bancshares, Inc., a Delaware corporation (the "Company"), State Street Bank and Trust Company of Connecticut, National Association, a national banking association ("State Street"), in its capacity as Property Trustee (the "Institutional Trustee"), and Joseph M. Grant, Raleigh Hortenstine III and Gregory B. Hultgren, each, an individual, (each, an "Administrator") in connection with the issuance by the Trust to the Holders (as defined in the Declaration of Trust) of its Capital Securities pursuant to the Placement Agreement dated as of November 19, 2002 (the "Placement Agreement"), the issuance by the Trust to the Company of its Common Securities, pursuant to the Declaration of Trust and the acquisition by the Trust from the Company of Debentures, issued pursuant to the Indenture dated as of the date hereof (the "Indenture").

            The Property Trustee has requested that we deliver this opinion to you in accordance with Section 6(c) of the Placement Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in, or defined by reference in or set forth in the Operative Documents (as defined below).

            Our representation of the Trust has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street, and have assumed, with your permission, without independent inquiry, the accuracy of those representations, warranties and certificates.

            We have examined the following documents to which the Trust is a party, each of which is dated the date hereof, unless otherwise noted:

                  (i)      the Declaration of Trust;

                  (ii)     the Placement Agreement;

                  (iii)    the Capital Securities Subscription Agreement;

                  (iv)     the Certificate of Common Securities;

                  (v)      the Certificate of Capital Securities;

                  (vi)     the Preferred Securities Guarantee Agreement;

                  (vii)    the Certificate of Trust; and

                  (viii) a Certificate of Legal Existence for the Trust obtained from the Secretary of State of the State of Connecticut dated [________________] (the "Certificate of Legal Existence")

            The documents referenced in subparagraphs (i) through (v) above are hereinafter referred to collectively as the "Operative Documents."

            We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of rendering this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the legal existence of the Trust, our opinion relies entirely upon and is limited by the Certificate of Legal Existence, which is attached hereto as Exhibit A.

            We have assumed, with your permission, the genuineness of all signatures (other than those on behalf of State Street, the Guarantee Trustee, Indenture Trustee, Property Trustee and the Trust), the conformity of the originals of all documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of State Street, the Guarantee Trustee, Indenture Trustee, Property Trustee and the Trust).

            When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to use, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion except as indicated herein.

            For the purposes of this opinion we have made such examination of law as we have deemed necessary. The opinions expressed below are limited solely to the internal substantive laws of the State of Connecticut (as applied by courts located in the State of Connecticut without regard to choice of law) and we express no opinion as to the laws of any other jurisdiction. To the extent to which this opinion deals with matters governed by or relating to the laws of any other state or jurisdiction, we have assumed, with your permission, that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

            We express no opinion as to (i) the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor or any provisions of the Declaration of Trust with respect to indemnification or contribution and (ii) the accuracy or completeness of any exhibits or schedules to the Operative Documents. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of Connecticut or of any other state or other jurisdiction.

            Our opinion, with your permission, is further subject to the following exceptions, qualifications and assumptions:

                  (a) We have assumed without any independent investigation that
         (i) each party to the Operative Documents, other than State Street, the Guarantee Trustee, Indenture Trustee, Property Trustee and the Trust, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, bylaws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street, the Guarantee Trustee, Indenture Trustee, Property Trustee or the Trust) to execute, deliver and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents other than State Street, the Guarantee Trustee, Indenture Trustee, Property Trustee or the Trust has duly executed and delivered each of such agreements and instruments to which it is a party and that the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to each such party.

                  (b) We have assumed without any independent investigation (i) that the Property Trustee, the Company and the Administrators have received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the Declaration of Trust and each of the other Operative Documents, (ii) that each of the Operative Documents (other than the Declaration of Trust) is a valid, binding and enforceable obligation of each party thereto other than the Trust, State Street and the Property Trustee, as applicable; and, for the purposes of this opinion letter, we herein also assume that each of the Operative Documents (other than the Declaration of Trust) constitutes a valid, binding and enforceable obligation of State Street, the Guarantee Trustee and the Indenture Trustee, as applicable under Connecticut and federal law (as to which such matters we are delivering to you a separate opinion letter on this date, which is subject to the assumptions, qualifications and limitations set forth therein).

                  (c) The enforcement of any obligations of State Street, the Company and the Administrators, as applicable, under the Declaration of Trust and the obligations of the Trust under the other Operative Documents may be limited by the receivership, conservatorship and supervisory powers of depository institution regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street, the Company, the Administrators or the Trust under any of the Operative Documents.

                  (d) We express no opinion as to the enforceability of any particular provision of the Declaration of Trust or the other Operative Documents relating to remedies after default.

                  (e) We express no opinion as the availability of any specific or equitable relief of any kind.

                  (f) The enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (g) We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3) or other provisions of the Uniform Commercial Code ("UCC") of the State of Connecticut, (v) the grant of powers of attorney to any person or entity, or (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

                  (h) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

                  (i) We express no opinion as to any requirement that any party to the Operative Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

         Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

      1. The Trust has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Act").

      2. The Declaration of Trust constitutes a valid and binding obligation of State Street and the Property Trustee enforceable against State Street and the Property Trustee in accordance with the terms thereof.

      3. The Declaration of Trust constitutes a valid and binding obligation of the Company and the Administrators, enforceable against the Company and the Administrators in accordance with its terms.

      4. The Trust has the requisite power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents, and (b) perform its obligations under such Operative Documents.

      5. Each of the Operative Documents to which the Trust is a party constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.

      6. The Capital Securities have been duly authorized by the Trust under the Declaration of Trust, and the Capital Securities, when duly executed and delivered to the Holders in accordance with the Declaration of Trust, the Placement Agreement and the Capital Securities Subscription Agreement will be validly issued, fully paid and nonassessable and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration of Trust.

      7. The Common Securities have been duly authorized by the Trust pursuant to the Declaration of Trust, and the Common Securities, when duly executed and delivered to the Company in accordance with the Declaration of Trust, the Placement Agreement and the common securities subscription agreement and delivered and paid for in accordance therewith, will be validly issued, fully paid and nonassessable (subject to Section 9.1(b) of the Declaration of Trust which provides that the Holders of Common Securities are liable for debts and obligations of the Trust to the extent such debts and obligations are not satisfied out of the Trust's assets) and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration of Trust.

      8. Neither the execution, delivery or performance by the Trust of the Operative Documents, the consummation by the Trust of the transactions contemplated thereby, nor compliance by the Trust with any of the terms and provisions thereof, (a) violates the Declaration of Trust, or, to the best of our knowledge, contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Documents) upon property of the Trust under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (b) violates any applicable Connecticut law governing the Trust, or, to the best of our knowledge, any judgment or order of any court or other tribunal, in each case known to us, applicable to or binding on it.

      9. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut governmental authority regulating the Trust is required for the execution, delivery, validity or performance of, or the carrying out by, the Trust of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

      10. The Holders, as the beneficial holders of the Capital Securities, will be entitled to the same limitation of personal liability extended to shareholders of domestic corporations organized under the laws of the State of Connecticut.

      11. Under the Declaration of Trust, the issuance of the Capital Securities is not subject to preemptive rights.

      12. Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but rather will be classified for such purposes as a grantor trust, the Trust will not be subject to any tax, fee or other government charge under the laws of the State of Connecticut or any political subdivision thereof.

            This opinion is rendered solely for the benefit of those institutions listed on Schedule I hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

                                                    Very truly yours,


                                                    BINGHAM McCUTCHEN LLP

                                   SCHEDULE I


      State Street Bank and Trust Company of Connecticut, National Association

      STI Investment Management, Inc.

      SunTrust Capital Markets, Inc.

      Powell, Goldstein, Frazer & Murphy LLP

      Patton Boggs LLP

      Texas Capital Bancshares, Inc.

                              EXHIBIT A TO ANNEX D

                         CERTIFICATE OF LEGAL EXISTENCE

                                  See attached

                                                                         ANNEX E
                                                                 TRUSTEE OPINION



            Pursuant to Section 6(d) of the Placement Agreement, counsel to State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), shall deliver an opinion to the effect that:

            1. State Street Bank and Trust Company of Connecticut, National Association, is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing, with requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Operative Documents.

            2. The execution, delivery, and performance by State Street Bank and Trust Company of Connecticut, National Association, of the Operative Documents have been duly authorized by all necessary corporate action on the part of State Street Bank and Trust Company of Connecticut, National Association, and the Operative Documents have been duly executed and delivered by State Street Bank and Trust Company of Connecticut, National Association.

            3. The execution, delivery and performance of the Operative Documents by State Street Bank and Trust Company of Connecticut, National Association, and the consummation of any of the transactions by State Street Bank and Trust Company of Connecticut, National Association, contemplated thereby are not prohibited by (i) the Charter or Bylaws of State Street Bank and Trust Company of Connecticut, National Association, (ii) any law or administrative regulation of the State of Connecticut or the United States of America governing the banking and trust powers of State Street Bank and Trust Company of Connecticut, National Association, or (iii) to our knowledge (based and relying solely on the Officer Certificates), any agreements or instruments to which State Street Bank and Trust Company of Connecticut, National Association, is a party or by which State Street Bank and Trust Company of Connecticut, National Association, is bound or any judgments or order applicable to State Street Bank and Trust Company of Connecticut, National Association.

            4. The Debentures delivered on the date hereof have been authenticated by due execution thereof and delivered by State Street Bank and Trust Company of Connecticut, National Association, as Debenture Trustee, in accordance with the related Corporation Order. The Capital Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, in accordance with the related Trust Order.

            5. None of the execution, delivery and performance by State Street Bank and Trust Company of Connecticut, National Association, of the Operative Documents and the consummation of any of the transactions by State Street Bank and Trust Company of Connecticut, National Association, contemplated thereby requires the consent, authorization, order or approval of, the withholding of objection on the part of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency, under any law or administrative regulation of the State of Connecticut or the United States of America governing the banking and trust powers of State Street Bank and Trust Company of Connecticut, National Association, except for the filing of the Certificate for each Trust with the Office of the Secretary of State of the State of Connecticut pursuant to the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (which filings have been duly made).


                                      E-2